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                                   EXHIBIT 11
                              HUBBELL INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                             ---------

                                                     1997               1996
                                                    -------            -------
Net Income                                          $36,299            $31,669
                                                    =======            =======

Weighted average number of common shares
  outstanding during the period                      67,200             65,908

Common equivalent shares                              1,307              1,196
                                                    -------            -------

Average number of shares outstanding                 68,507             67,104
                                                    =======            =======

Earnings per Share                                  $  0.53            $  0.47
                                                    =======            =======


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